UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2014

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 240-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 18, 2014, ConAgra Foods, Inc. (the “Company”) issued a press release containing information on the Company’s anticipated earnings per share for the fourth quarter of fiscal 2014; and announcing, among other things, that it expects to incur non-cash impairment charges in the fourth quarter of fiscal 2014. The press release is furnished with this Form 8-K as Exhibit 99.1.

The press release includes the non-GAAP financial measures of diluted earnings per share from continuing operations adjusted for items impacting comparability. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. To the extent required, these measures are reconciled in the press release to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share measures as calculated in accordance with GAAP. The inability to predict the amount and timing of future items makes a detailed reconciliation of projections of diluted earnings per share adjusted for items impacting comparability, impracticable.

Item 2.06 Material Impairments.

On June 18, 2014, the Company announced that it expects to report non-cash pre-tax impairment charges of approximately $681 million in its fiscal fourth quarter operating results. In connection with its annual impairment tests conducted in the fourth quarter of fiscal 2014, the Company determined that approximately $605 million of goodwill and other intangible assets related to its Private Brands segment, primarily related to intangible assets recorded in the 2013 acquisition of Ralcorp Holdings, Inc., were impaired. Approximately $73 million of intangible assets, primarily relating to the Chef Boyardee brand in its Consumer Foods segment, and approximately $3 million of other intangible assets in corporate, were also impaired. The impairments were driven primarily by anticipated lower long-term profitability and the resultant reductions in fair values of each of these assets.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit 99.1	Press Release issued June 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: June 18, 2014	By:	/s/ Lyneth Rhoten
Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit 99.1	Press Release issued June 18, 2014